SUB ITEM 77Q1(a)


An Amendment, dated November 14, 2008, to the Amended and Restated Declaration of Trust of MFS Series Trust VI, dated December 16, 2004, is contained in Post-Effective Amendment No. 28 to the Registration Statement for MFS Series Trust VI (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on February 26, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.